Exhibit 10.2a

SunTrust Bank Mail Code 1042 777 Brickell Avenue Miami, Florida 33131-2803 Tel 305.579.7223 Fax 305.579.7133	Delle Joseph Vice President

December 10th, 2003

Mr. Scott DeLoach

Executive Vice President/Treasurer

The PBSJ Corporation

2001 N.W. 107th Avenue

Miami, FL 33172

Re: Modification to the SunTrust Mortgage Agreement

Dear Scott:

SunTrust is pleased to inform PBSJ that it has formally approved an amendment to the Mortgage Agreement, dated as of March 19, 2001 between SunTrust Bank, a Georgia Banking Corporation (the “Lender”) and Post, Buckley, Schuch & Jernigan, Inc., a Florida corporation (the “Borrower”) to reflect new conditions for the Tangible Net Worth covenant requirement under the agreement.

In order to document this amendment, please review the following modification to the Mortgage Agreement originally dated March 19, 2001 (“The Agreement”):

Section 24.6 of the aforementioned SunTrust Mortgage Agreement is being restated to read as follows:

Borrower shall cause Guarantor to maintain, on a quarterly basis, a minimum Net Worth of $54,939,541 as of September 30, 2002, with annual increases to Guarantor’s minimum Net Worth equal to fifty percent (50%) of Guarantor’s net income for each succeeding fiscal year end during the term of the Loan. As used herein, “Net Worth” means the aggregate amount of assets shown on the balance sheet of Guarantor at any particular date less liabilities at such date, all computed in accordance with generally accepted accounting principles applied on a consistent basis.

Except for the above modification, all other terms and conditions of the Mortgage Agreement remain in full force and affect.

If you are in agreement with this modification, please sign below and return the original to my attention in the business reply envelope provided for your convenience. Thank you for banking with SunTrust.

Sincerely,

Delle Joseph

Vice President

Accepted and Agreed:

PBSJ, Inc. a Florida Corporation	SunTrust Bank

By: /s/ W. Scott DeLoach	By: /s/ Delle Joseph
W. Scott DeLoach	Delle Joseph
Executive Vice President/Treasurer	Vice President